EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended quarterly report of Republic Resources, Inc. (the “Company”), on Form 10-QSB for the quarter ended June 30, 2003, (the “Report”), I, David A. Melman, the Principal Executive Officer and the Principal Accounting Officer of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirement of Section 13(a) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the Company’s financial position and results of operations.

By: /s/ David A. Melman David A. Melman Principal Executive Officer and Principal Accounting Officer

Dated: January 8, 2004